EXHIBIT 10.8

                               MARKETING AGREEMENT

This MARKETING AGREEMENT ("the Agreement") is made and entered into on this 8th day of March, 2001 by and among:

Eugene Science Inc., a corporation incorporated under the laws of Korea, with its registered office at 8th Fl., LG Palace Bldg. 165-8 Donggyo-Dong, Mapo-Gu, Seoul, Korea ("Eugene Science"), and

Hokuyo Koeki Co., Ltd., a corporation incorporated under the laws of Japan, with its principal office at Yebisu Garden Tower, 29th Fl., Ebisu 4-20-3, Shibuya-ku, Tokyo 150-6029, Japan ("HK").

WHEREAS:

(A) Eugene Science develops, manufactures and sells, on an exclusive basis, Ucole products, including Ucole-S (the "Product") which is a cholesterol reducing substance derived mainly from natural plant sterol;

(B) HK is engaged in the business of beverage bottling in Japan and has vast experience, know-how and information in the beverage industry in Japan;

(C) In view of its position in the beverage industry in Japan, including its contacts, marketing expertise and organization, HK wishes to (i) undertake the development of cholesterol reducing beverages in Japan containing the Product, (ii) find a suitable Japanese beverages manufacturing company, or brand owner, which is capable of successfully marketing and selling such cholesterol reducing beverages in Japan, and
         (iii) be the exclusive distributor in Japan of the Product for the purpose of making beverages only;

(D)      Eugene Science is willing to support HK's such endeavors;

(E) The parties now wish to formally record the terms and conditions which shall govern their agreement for the purposes outlined in Recital (C) above.

NOW, THEREFORE, IT IS AGREED AND DECLARED AS FOLLOWS:

Clause 1. SCOPE

The parties agree that the terms and conditions set forth in this Agreement and the Mutual Confidentiality Agreement, which was executed on February 19, 2001 between the parties and is incorporated herein as reference, represent the entire agreement between the parties in connection with the purposes described in Clause 2 below, and shall supersede any and all prior representation, agreements, statements and understanding relating thereto between the parties.

Clause 2. APPOINTMENT

Subject to the terms and conditions of this Agreement, Eugene Science hereby grants and HK accepts the exclusive right, during the term of this Agreement, to:

         (a) undertake the development of cholesterol reducing beverages containing the Product in Japan;

         (b) find a suitable Japanese beverages manufacturing company, or brand owner, which is capable of successfully marketing and selling such cholesterol reducing beverages in Japan, and

         (c) be the exclusive distributor in Japan of the Product for the purpose of making beverages only.

Clause 3. DUTIES OF HK

3.1      HK shall during the term of this Agreement:

         3.1.1 Use its best endeavors to develop cholesterol reducing beverages containing the Product, find a suitable Japanese beverages manufacturing company, or brand owner, which is capable of successfully marketing and selling such beverages in Japan, and promote the sale of the Products to customers and potential customers throughout Japan and solicit orders for the Product in Japan. Without prejudice to the generality of the foregoing HK shall:

                  3.1.1.1 make its best efforts to develop cholesterol reducing beverages containing the Product which beverages should be suitable for the Japanese beverage market;

                  3.1.1.2 make its best efforts, together with its customers, to have the beverages developed in accordance with Clause 3.1.1.1 designated as Foods for Specified Health Use ("FOSHU") by the Japanese Ministry of Health & Welfare;

                  3.1.1.3 maintain close marketing relationships with customers so that their relevant needs and future plans are ascertained; and

                  3.1.1.4 not, during the term of this Agreement directly or indirectly import, distribute, sell, advertise, market, or promote the sale or distribution in Japan of any product that is competitive with the Product in the reasonable opinion of Eugene Science.

         3.1.2 Diligently respond to routine service inquiries from customers either by telephone, fax, email or in the field, including;

                  3.1.2.1  maintaining liaison with customers; and

                  3.1.2.2 assisting customers in the implementation of Eugene Science's warranty for the Product.

         3.1.3 Promptly draw to the attention of Eugene Science any new or revised legislation, regulation or orders affecting the use or sale of the Product in Japan when such legislation, etc. comes to its attention.

         3.1.4 Before entering into any significant contract with its customers in connection with the Product or a beverage containing the Product (including all contracts with the potential contract price of 5,000,000 Japanese yen or more), consult with Eugene Science of the terms and conditions of such contract.

         3.1.5 Inform Eugene Science in writing of any new or continuing relationships with its customers, including the details of all contracts entered into with its customers in connection with the Product or a beverage containing the Product every three months.

         3.1.6 Maintain and coordinate, at its own cost, such technically competent sales, commercial and service staff to render satisfactory service to customers of the Product.

3.2 Recognizing its obligations to protect the reputation of Eugene Science, HK undertakes that it shall not undertake any obligations in respect of the performance of the Product in excess of the limits specified by Eugene Science in respect of the Product concerned.

Clause 4. SUPPORT OBLIGATIONS OF EUGENE SCIENCE

During the term of the Agreement, Eugene Science shall:

4.1 Continue to develop the Product to meet the requirements of the Japanese market.

4.2 Supply to HK with all reasonable technical data in reproducible form, if available, in catalogues, sales literature, advertising material relating to the Product.

4.3 Make potential customers within Japan aware of the support available from HK and of Eugene Science's support ol HK.

Clause 5.  DELIVERIES BY HK

5.1 Throughout the term of this Agreement HK shall maintain a sufficient stock of the Product at all times to fill orders promptly.

5.2 HK shall store such stock in its authorized warehouse and all deliveries will be dealt with through that storage facility.

Clause 6. PRICE

6.1 HK shall pay the prices agreed or to be agreed. The parties hereto further agree that the said prices shall be reviewed every six months after the said price have been agreed between the parties.

6.2 Eugene Science undertakes that it will give not less than six months' notice of any changes to its prices for the Product.

6.3 All payment is to he made in the Japanese currency within 45 days after the date of each invoice, and all exchange, interest, banking, collection or other charges are to be borne by HK.

Clause 7. DIRECT SALES AND FOREIGN ORDERS

Eugene Science agrees not to solicit sales of the Product for use within Japan during the term of this Agreement. However, nothing in this Agreement is intended to operate nor shall it be construed as operating to prevent Eugene Science from selling its products bearing the brand Cholzero to customers in Japan, should it receive direct orders from any customers in Japan, who intends to resell or actually resells such products to customers in Japan, regardless of whether Eugene Science has prior knowledge of such fact.

Clause 8. PROPRIETARY RIGHTS

8.1 The due and proper performance of its obligations and the exercise of its rights hereunder by HK shall not be deemed to be a breach of copyright or infringement of patent trademark or other proprietary right owned by Eugene Science.

8.2 HK shall not under any circumstances acquire any rights whatsoever in any copyright, patent, trademark or other proprietary right of Eugene Science nor shall HK acquire any rights whatsoever in relation to the Product.

Clause 9. WARRANTY

9.1      Eugene Science's  warranty on the Products is limited to the following:
         Eugene Science will replace any product at its own expense, save as to freight as to which it shall pay 50% of the roundtrip cost for all validated warranty claims, as to the Product found to be materially defective.

9.2      The warranty contained in Clause 9.1 above is subject to:

         9.2.1 the Product not being used for any purpose other than the normal purpose for its specifications.

         9.2.2 the observance by the user of all operating instructions and recommendations issued by Eugene Science in relation thereto.

         9.2.3 prompt written notice being given to Eugene Science, within 30 days following discovery of such defect.

9.3 HK shall promptly issue a report to Eugene Science in respect of each warranty brought to its attention.

Clause 10. PATENT INDEMNITY

10.1 In the event that any claim should be brought against HK that the Products infringe any patent or other protected proprietary right, owned by any third party, not being an employee, officer or shareholder of HK and not being an affiliate of HK or any employee, officer, or shareholder of such affiliate, which was valid at the date of acceptance by Eugene Science of HK's order for such Product, Eugene Science shall hold HK harmless from any and all damages which may be awarded against HK by any court of competent jurisdiction provided that:

         10.1.1 H K notifies Eugene Science in writing within 30 days of learning of any such claim as aforesaid.

         10.1.2 HK permits Eugene Science to conduct the defense to any such claim as aforesaid and the negotiation of any settlement thereof.

         10.1.3 HK provides at the expense of Eugene Science such assistance as Eugene Science may require in the defense or settlement of such claim as aforesaid.

         10.1.4   such indemnity and undertaking as aforesaid shall not apply if
                  the  infringement   relates  to  any  use  other  than  a  use
                  authorized by Eugene Science.

Clause 11. CAPACITY OF THE PARTIES

11.1 The relationship hereby established between Eugene Science and HK is solely that of seller and buyer. Except as specifically authorized under the terms of this Agreement, HK is not authorized to bind or commit or make representations on behalf Eugene Science for any purpose whatsoever, and HK shall make this clear to customers and potential customers.

11.2 This Agreement is not intended nor shall it be constructed as establishing any form of partnership between the parties.

Clause 12. ASSIGNMENT

The obligations and duties of HK hereunder are personal to HK and shall not be subcontracted to any third party without the prior written consent of Eugene Science nor shall HK assign this Agreement or any part thereof to any third party without the prior written consent of Eugene Science.

Clause 13. CONFIDENTIALITY

Any information which may during the term of this Agreement he divulged by either party to the other on the express written basis that such information is confidential shall be so regarded and be protected whether in storage or in use. Furthermore, any such information shall not be used by the party receiving same otherwise than for the express purpose for which it is divulged and shall not further be divulged except to such of the said party's own servants and agents as may have a "need to know" for the purposes of this Agreement.

Clause 14. DURATION AND TERMINATION

14.1 This agreement shall commence on the date of signature hereof and shall continue for 1 year. This Agreement may be extended for 1 year terms by mutual agreement, to be made between the parties not less than 30 days prior to the end of each term, upon satisfactory performance of the parties' obligations hereunder.

14.2 Notwithstanding the provision of Clause 14.1. either party may terminate this Agreement by giving to the other not less than 60 days written notice if the other party fails to satisfactorily perform this Agreement.

14.3 Any termination in accordance with Clause 14.2 above shall not affect the obligations of the parties to fulfill the terms of orders placed and accepted prior to the effective date of such termination.

14.4 If either party should (i) enter into any liquidation, bankruptcy or receivership whether compulsorily or voluntarily, (ii) enter into any agreement with creditors compounding debts, (iii) suffer the imposition of a receiver in respect of the whole or a material part of its assets, or (iv) otherwise become insolvent, then the other party may, by notice in writing, forthwith terminate this Agreement.

14.5 If either party has been in material breach of any of the terms and conditions of this Agreement for 30 days or more, then the other party may. by notice in writing. forthwith terminate this Agreement.

14.6     Upon termination of this Agreement:

         14.6.1 Neither party shall he liable to the oilier party for any expenses, costs, or any other types of liabilities incurred by such party in connection with the performance of this Agreement;

         14.6.2 HK shall return at its own expense to Eugene Science any catalogues, sales literature, technical pamphlets and advertising material relating to the Product which may have been supplied by Eugene Science; and

         14.6.3 HK shall immediately cease to trade the Products and shall cease to represent itself in such capacity.

Clause 15. NOTICES

Any notice required to he given hereunder shall be sufficiently given if forwarded by the following methods: registered mail to the registered office of Eugene Science or the principal office of HK as the case may be and shall be deemed to have been given at the time the registered mail was sent at a post office.

Clause 16. WAIVER

Failure by either party at any time to enforce any of the provisions of this Agreement shall not constitute a waiver by such party of such provision nor in any way affect the validity of this Agreement.

Clause 17. AMENDMENT

This Agreement may not be amended except by an instrument in writing signed by both parties and made subsequent to the date of this Agreement and which is expressly stated to amend this Agreement.

Clause 18. HEADINGS

The clause headings of this Agreement are for reference purposes only and shall not be deemed to affect the interpretation of any of the provisions of this Agreement,

Clause 19. LAW

This Agreement shall be subject to and interpreted in accordance with the laws of the Republic of Korea.

Clause 20. ARBITRATION

All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the Korean Commercial Arbitration Board by one or more arbitrators appointed in accordance with the said Rules.

IN WITNESS WHEREOF, the parties have caused this Agreement to he signed on their behalf by duly authorized officers of the parties.

Eugene Science Inc.

/S/ SEUNG-KWON NOH  (Title)
-------------------
 President & CEO

Hokuyo Koeki Co., Ltd.

/S/ T. TABAHASHI    (Title)
-------------------
Senior Managing Director &. Representative Director